Exhibit 99.1

SONICWALL REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS

Company raises FY’04 guidance, reports record subscription revenues and units shipped,

marks third straight quarter of pro forma profitability

Sunnyvale, Calif. – July 26, 2004 – SonicWALL, Inc. (Nasdaq: SNWL), today reported revenues of $32.4 million, pro forma earnings of $0.02 per diluted share, and cash flow from operations of $627,000 for the second quarter ended June 30, 2004. Revenues in the quarter increased 51% compared to revenues of $21.4 million for the same period in 2003.

Net loss for the second quarter of 2004 calculated in accordance with U.S. generally accepted accounting principles (GAAP) was $728,000, or $0.01 per share, compared to the GAAP net loss of $8.1 million, or $0.12 per share, during the same period of the prior year. GAAP net loss for the second quarter of 2004 includes $1.1 million of amortization of purchased technology in cost of goods sold, $787,000 of amortization of intangible assets in operating expenses, $115,000 in restructuring charges, and $33,000 of stock-based compensation expense. GAAP net loss for the second quarter of 2003 includes $1.1 million of amortization of purchased technology in cost of goods sold, $1.4 million of amortization of intangible assets in operating expenses, $1.1 million in restructuring charges, and $251,000 of stock-based compensation expense.

Pro forma (non-GAAP) net earnings for the second quarter of 2004 were $1.3 million, or $0.02 per diluted share, compared to pro forma net loss for the same period a year ago of $4.2 million, or $0.06 per share. Pro forma net earnings and losses exclude amortization of purchased technology in cost of goods sold, amortization of intangible assets in operating expenses, restructuring charges, and stock-based compensation expense, which are described in more detail in the preceding paragraph, as well as in the unaudited financial statements attached to this press release.

“We are very proud of our achievements in the second quarter,” said Matt Medeiros, SonicWALL’s president and CEO. “Our 51% revenue growth over the same quarter last year and our third straight quarter of pro forma profitability clearly demonstrate the dramatic changes the company has made. Our performance validates the key decisions this leadership team has implemented over the past 16 months. Our increased guidance for Fiscal Year 2004 is based on SonicWALL fully leveraging the investments we have made in people, products and processes.”

Guidance for Q3 2004 and FY 2004

For the third quarter of 2004, SonicWALL expects revenues to be in the range of $33.5 million to $35 million. The Company expects diluted earnings per share to be in the range of $0.03 to $0.04 on a pro forma (non-GAAP) basis. On a GAAP basis, inclusive of a total of approximately $2 million in combined amortization of purchased intangibles in cost of goods sold, amortization of intangible assets in operating expenses, stock-based compensation, and restructuring charges, the Company expects earnings per share to be in the range of break even to $0.02.

For the fiscal year 2004, SonicWALL is raising the estimates given during its fourth quarter 2003 earnings conference call. SonicWALL currently expects revenues to be in the range of $132 million to $137 million. The Company expects diluted earnings per share to be in the range of $0.11 to $0.16 on a pro forma (non-GAAP) basis. On a GAAP basis, inclusive of a total of approximately $8 million in combined amortization of purchased intangibles in cost of goods sold, amortization of intangible assets in operating expenses, stock-based compensation, and restructuring charges, the Company expects diluted earnings per share to be in the range of break even to $0.05.

This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call

A conference call to discuss second quarter 2004 results will take place today at 2 p.m. PDT (5 p.m. EDT). SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Kathy Fisher will host the call. A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html. A replay of the call will be available beginning at approximately 5:30 p.m. PDT (8:30 p.m. EDT) today at the company’s website or by telephone through Aug. 2, 2004 at +1 (800) 475-6701 (domestic) or +1 (320) 365-3844 (international), access code 738742.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of pro forma results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.” The forward-looking statements include without limitation statements regarding: updated revenue guidance for the third quarter of 2004 and for the entire 2004 fiscal year, and our expected GAAP and non-GAAP diluted earnings or loss per share for the third quarter of 2004 and for the entire 2004 fiscal year. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL’s actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2003. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

About SonicWALL, Inc.

SonicWALL, Inc. is a leading provider of integrated network security, mobility, and productivity solutions for the SMB, enterprise, e-commerce, education, healthcare, retail/point-of-sale, and government markets. Core technologies include firewall, VPN, wireless, intrusion detection and prevention, SSL, anti-virus, and content filtering, along with award-winning security management solutions. Together, these products and technologies provide the most comprehensive Distributed Security Architecture available. SonicWALL, Inc. is headquartered in Sunnyvale, CA.

SonicWALL trades on the NASDAQ exchange under the symbol SNWL. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.

For additional information, contact:

Denise Franklin (Investor Relations)

SonicWALL, Inc.

+1 (408) 752-7907

dfranklin@sonicwall.com

or

Mary McEvoy

SonicWALL, Inc.

+1 (408) 962-7110

mmcevoy@sonicwall.com

SonicWALL, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Revenue:
Product	$22,609	$14,500	$45,327	$28,751
License and Service	9,805	6,901	18,922	12,956

Total Revenue	32,414	21,401	64,249	41,707

Cost of Revenue:
Product	7,984	7,344	16,104	13,181
License and Service	1,597	1,371	3,102	2,955
Amortization of Purchased Technology	1,136	1,136	2,272	2,272

Total Cost of Revenue	10,717	9,851	21,478	18,408

Gross Margin	21,697	11,550	42,771	23,299

Operating Expenses:
Research and Development	6,118	4,880	12,108	9,405
Sales and Marketing	12,511	10,089	23,769	20,135
General and Administrative	3,560	2,874	7,309	5,408
Amortization of Purchased Intangibles	787	1,405	1,599	2,810
Restructuring Charges	115	1,104	128	1,266
Stock-Based Compensation	33	251	180	394

Total Operating Expenses	23,124	20,603	45,093	39,418

Loss from Operations	(1,427)	(9,053)	(2,322)	(16,119)
Other Income, net	785	1,032	1,620	2,325

Loss before Taxes	(642)	(8,021)	(702)	(13,794)
Benefit from (Provision for) Income Taxes	(86)	(73)	(185)	1,827

Net Loss	$(728)	$(8,094)	$(887)	$(11,967)

Net Loss Per Share:
Basic and Diluted	$(0.01)	$(0.12)	$(0.01)	$(0.18)

Shares Used in Per Share Calculations:
Basic and Diluted	71,134	67,658	70,592	67,608

SonicWALL, Inc.

PRO FORMA (Non-GAAP) CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Amortization of Purchased Technology,

Amortization of Purchased Intangibles,

Restructuring Charges and Stock-Based Compensation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Revenue:
Product	$22,609	$14,500	$45,327	$28,751
License and Service	9,805	6,901	18,922	12,956

Total Revenue	32,414	21,401	64,249	41,707

Cost of Revenue:
Product	7,984	7,344	16,104	13,181
License and Service	1,597	1,371	3,102	2,955

Total Cost of Revenue	9,581	8,715	19,206	16,136

Gross Margin	22,833	12,686	45,043	25,571

Operating Expenses:
Research and Development	6,118	4,880	12,108	9,405
Sales and Marketing	12,511	10,089	23,769	20,135
General and Administrative	3,560	2,874	7,309	5,408

Total Operating Expenses	22,189	17,843	43,186	34,948

Pro Forma Income (Loss) from Operations	644	(5,157)	1,857	(9,377)
Other Income, net	785	1,032	1,620	2,325

Pro Forma Income (Loss) before Taxes	1,429	(4,125)	3,477	(7,052)
Benefit from (Provision for) Income Taxes	(86)	(73)	(185)	1,827

Pro Forma Net Income (Loss)	$1,343	$(4,198)	$3,292	$(5,225)

Pro Forma Net Income (Loss) Per Share:
Basic	$0.02	$(0.06)	$0.05	$(0.08)
Diluted	$0.02	$(0.06)	$0.04	$(0.08)

Shares Used in Per Share Calculations:
Basic	71,134	67,658	70,592	67,608
Diluted	74,890	67,658	74,996	67,608

Reconciliation of the above pro forma amounts to GAAP net loss:

Pro forma Net Income (Loss)	$1,343	$(4,198)	$3,292	$(5,225)

Amortization of Purchased Technology	1,136	1,136	2,272	2,272
Amortization of Purchased Intangibles	787	1,405	1,599	2,810
Restructuring Charges	115	1,104	128	1,266
Stock-Based Compensation	33	251	180	394

Net effect of Pro Forma Adjustments	2,071	3,896	4,179	6,742

Net Loss	$(728)	$(8,094)	$(887)	$(11,967)

SonicWALL, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2004	December 31, 2003
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$20,432	$30,467
Short term investments	233,666	213,010
Accounts receivable, net	17,647	9,164
Inventories	3,435	1,955
Prepaid expenses and other	2,553	2,589

Total Current Assets	277,733	257,185

Property and equipment, net	4,919	4,903
Goodwill	97,953	97,953
Purchased intangibles, net	17,428	21,298
Other assets	416	382

	$398,449	$381,721

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,228	$7,376
Accrued restructuring	879	1,251
Accrued compensation and related benefits	6,671	4,988
Other accrued liabilities	4,054	3,830
Income taxes payable	764	827
Deferred revenue	24,878	19,180

Total Current Liabilities	44,474	37,452

Shareholders’ Equity	353,975	344,269

	$398,449	$381,721

SONICWALL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2004	2003
Net cash provided by operating activities	$2,052	$2,037

Cash flows from investing activities:
Purchase of property and equipment	(1,844)	(1,529)
Maturity and sale of short-term investments, net	(21,165)	1,117

Net cash used in investing activities	(23,009)	(412)

Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	10,922	681

Net cash provided by financing activities	10,922	681

Net increase (decrease) in cash and cash equivalents	(10,035)	2,306
Cash and cash equivalents at beginning of period	30,467	23,030

Cash and cash equivalents at end of period	$20,432	$25,336